Exhibit 23.3


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December 17, 1998



Board of Directors
First Federal Savings and Loan
 Association of Florida
205 East Orange Street
Lakeland, Florida  33802

Gentlemen:

We hereby consent to the use of our firm's name, Feldman Financial Advisors, Inc. ("Feldman Financial"), in the Notice of Mutual Holding Company Reorganization on "Form MHC-1," the Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company on "Form MHC-2," and the Prospectus filed by First Federal Savings and Loan Association of Florida ("First Federal Florida"), and any amendments thereto, for the Valuation Appraisal Report ("Report") regarding the valuation of First Federal Florida, as provided by Feldman Financial, and our opinion ("Opinion") regarding subscription rights filed as exhibits to the Form MHC-1 and Form MHC-2. We also consent to the use of our firm's name and the inclusion of, summary of, and references to our Report and Opinion in the Prospectus included in the Form MHC-1, Form MHC-2, and any amendments thereto.


Sincerely,

/s/Feldman Financial Advisors, Inc.
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Feldman Financial Advisors, Inc.